COMPANY CONTACT: Jeff Magids Senior Manager, Finance & Investor Relations (281) 874-2700, (888) 991-SBOW	FOR IMMEDIATE RELEASE
SilverBow Resources Announces Third Quarter 2019 Results
Production at high end of guidance - Oil production above high end of guidance
Peer-leading cost structure supported by $0.73/Mcfe of production expenses (LOE, T&P and Production Taxes)
Significantly expands oil inventory - Announces new 16,000 net acre position in Dimmit County
Provides preliminary 2020 budget - Remain focused on capital discipline and free cash flow generation
Houston, TX - November 6, 2019 - SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or the “Company”) today announced operating and financial results for the third quarter of 2019. Highlights include:

•	Net production averaged approximately 239 million cubic feet of natural gas equivalent per day (“MMcfe/d”), at the high end of guidance

•
Net liquids production averaged approximately 11,000 barrels per day ("Bbls/d"), 50% of which was oil, exceeding guidance. Net liquids production increased 21% quarter-over-quarter and 107% year-over-year

•	Drilled and completed five net wells, primarily in the La Salle Condensate and McMullen Oil areas

•	Wells from La Salle Condensate and McMullen Oil areas showing significant production increases compared to historical averages with an estimated 25%-30% increase in EUR

•
Average realized prices for crude oil and natural gas were 101% and 104% of West Texas Intermediate ("WTI") and Henry Hub, respectively, excluding hedging, as a result of favorable basis pricing in the Eagle Ford Shale

•
Oil and gas revenue of $72.0 million (excluding hedge impact), net income of $27.7 million, and Adjusted EBITDA(1) (as defined herein) (a non-GAAP measure) of $62.9 million, an 8% increase over the second quarter of 2019

•	Adjusted EBITDA margin(1) (as defined herein) (a non-GAAP measure) of 75% for the quarter driven by the Company's growth in oil production and low-cost structure

•	Lease operating expenses ("LOE") of $0.25 per thousand cubic feet of natural gas equivalent ("Mcfe") for the quarter, at the midpoint of guidance

•
Cash general and administrative expenses of $4.5 million (a non-GAAP measure calculated as $6.2 million in net general and administrative costs less $1.8 million of share-based compensation), or $0.20/Mcfe, below the low end of guidance

•	Anticipate full-year 2019 capital expenditures of $255-$260 million and production between 228-232 MMcfe/d, both in line with previous guidance

•	Preliminary 2020 capital budget of $175-$195 million, a 30% decrease year-over-year at the midpoint while delivering 25% oil production growth
1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures that are defined and reconciled at the end of this press release. "GAAP" refers to the accounting principles generally accepted in the United States
MANAGEMENT COMMENTS
Sean Woolverton, SilverBow’s Chief Executive Officer, commented, "Our third quarter results demonstrate the resilience of our low-cost Eagle Ford asset base and our ability to generate returns in a challenging commodity price cycle. We continue to execute on our organic leasing campaign, and this quarter announced our newest acreage position in Dimmit County which significantly increases our oil location inventory. Our acreage additions this year in Webb and Dimmit counties highlight our returns-focused approach towards growth and our ability to sustain free cash flow, ultimately creating long-term shareholder value."
"Our preliminary 2020 capital budget represents a 30% reduction in projected spend year-over-year, and targets over 25% oil production growth and positive free cash flow. At the forefront of our strategy is the proactive management and protection of our balance sheet, borrowing base, and liquidity. At a one-rig pace, we will focus on returns while assessing opportunities to grow where valuations are attractive. As we work to finalize our formal 2020 budget, we have unique optionality as we focus on diversifying our commodity mix as well as maintaining our ability to respond quickly to the commodity price environment and pursue strategic expansions."
Mr. Woolverton commented further, "SilverBow is a premiere small-cap company in the E&P space, with an exclusive focus in the Eagle Ford. We are a returns-focused operator uniquely positioned to adjust capital allocation based on prevailing product prices. We have a low-cost structure and proximity to premium Gulf Coast markets. As such, we have consistently delivered industry leading margins and top-decile returns on capital employed.”
OPERATIONS HIGHLIGHTS
During the third quarter, the Company drilled six gross (five net) wells while completing five gross (five net) wells and bringing seven gross (seven net) wells online. Activity primarily focused on the McMullen Oil area where three net wells were completed. The Company continues to focus on capital efficiency and optimizing well designs. Year-to-date, the Company has realized a 24% improvement in lateral feet drilled per day over the full-year 2018 average, resulting in a decrease in average cost per lateral foot of 22% over the same time frame. On the completions side, the Company averaged over seven stages per day year to date, a 64%

increase over the full-year 2018 average, and lowered completion costs per well by 26% over the same time frame. Additionally, total proppant volumes pumped per day have averaged over 3.5 million lbs per day, a 54% increase compared to the full-year 2018 average.
The Company continues to see strong results in its McMullen Oil and La Salle Condensate assets. A two-well pad in the McMullen Oil area was brought online early in the third quarter, and produced a 30-day per well average of 1,200 barrels of oil equivalent per day ("Boe/d") (90% liquids). Both wells were completed utilizing over 3,000 pounds of proppant and 50 barrels of fluid per lateral foot. In the La Salle Condensate area, the Company completed one well, which was brought online in mid-August and produced a 30-day average of 1,209 Boe/d (73% liquids).
Through year-end, the Company is focused on its six-well pad in Webb County. The super-pad site will utilize dual frac crews, de-bundled sand logistics and other innovative techniques to maximize the efficiency of this large, complex operation. From acquisition of this position in June to expected first production by late fourth quarter, the Company expects to have assessed, prepared and delivered first production in just five months. The Company is targeting initial gross production from the pad between 75-100 MMcfe/d toward the latter part of the fourth quarter.
PRODUCTION VOLUMES, OPERATING COSTS AND REALIZED PRICES
The Company's total net production for the third quarter averaged approximately 239 MMcfe/d, which was at the high end of guidance. Production mix for the third quarter consisted of approximately 72% natural gas, 14% natural gas liquids ("NGLs"), and 14% oil. Liquids comprised 49% of total revenue for the third quarter, compared to 33% in the third quarter of 2018.
Lease operating expenses of $0.25/Mcfe for the third quarter were in-line with the Company’s guidance range. After deducting $1.8 million of non-cash compensation expense, cash general and administrative costs of $4.5 million for the third quarter compared favorably to guidance, with a per unit cash cost of $0.20/Mcfe. Transportation and processing expenses ("T&P") came in at $0.31/Mcfe and production and ad valorem taxes were 5.2% of oil and gas revenue for the third quarter. Both metrics were at or below the low end of the Company's guidance range. Total production expenses, which include LOE, T&P and production taxes, were $0.73/Mcfe for the quarter. The Company's all-in cash operating expenses for the quarter, which includes cash general and administrative costs, were $0.94/Mcfe.
Average realized prices for crude oil and natural gas were 101% and 104% of WTI and Henry Hub, respectively, excluding hedging. The Company’s average realized natural gas price, excluding the effect of hedging, was $2.32 per thousand cubic feet of natural gas ("Mcf") compared to $2.97/Mcf in the third quarter of 2018. The average realized crude oil selling price, excluding the effect of hedging, was $57.14 per barrel of oil ("Bbl") compared to $71.68/Bbl in the third quarter of 2018. The average realized NGL selling price in the quarter was $11.99/Bbl, compared to $30.59/Bbl in the third quarter of 2018. Despite lower commodity prices, the Company realized strong growth in Adjusted EBITDA year-over-year, driven by an increase in production, effective cost control and greater percentage of revenue contribution from liquids.
FINANCIAL RESULTS
The Company reported total oil and gas revenue of $72.0 million for the second quarter, up 11% over the third quarter of 2018. On a GAAP basis, the Company reported net income of $27.7 million for the third quarter of 2019, which includes an unrealized gain on the value of the Company's hedge portfolio of $13.4 million and a $1.0 million net tax provision.
The Company reported Adjusted EBITDA of $62.9 million for the second quarter, up 41% over the third quarter of 2018. On a per unit basis, the Company's reported Adjusted EBITDA of $2.85/Mcfe for the third quarter came in 13% higher than the third quarter of 2018.
Capital expenditures incurred during the third quarter totaled approximately $49.5 million, which includes $4.9 million for leasing expenditures.
2019 GUIDANCE AND PRELIMINARY 2020 OUTLOOK
The Company tightened its full-year capital budget range to $255-$260 million and full-year production guidance range to 228-232 MMcfe/d. For the fourth quarter, the Company is guiding for average estimated production of 225-234 MMcfe/d, with the largest variable being the timing of initial production from the Company's six-well pad in Webb County.
While still finalizing the 2020 budget, the Company expects to increase oil production by over 25% year-over-year and generate free cash flow while reducing capital expenditures by approximately 30% to a preliminary range of $175-$195 million. Additional detail concerning the Company's fourth quarter and full-year 2019 financial and operational guidance can be found in the table included at the end of today’s news release and the Corporate Presentation uploaded to the Investor Relations section of the Company’s website.
HEDGING UPDATE
Hedging continues to be an important element of the Company's strategy to protect cash flow. The Company maintains an active hedging program to provide predictable cash flows while still allowing for flexibility in capturing price increases. As of September 30, 2019, the Company had 67% of total estimated production volumes hedged for the remainder of 2019, using the midpoint of production guidance. For 2020, the Company has 86 million cubic feet of natural gas per day ("MMcf/d") hedged at an average price of $2.66/Mcf and 3,191 Bbls/d of oil hedged at an average price of $56.30/Bbl. Please see the Company's Form 10-Q filing for the third quarter of 2019, which the Company expects to file on Thursday, November 7, 2019, for a detailed summary of its derivative contracts.
CAPITAL STRUCTURE AND LIQUIDITY
The Company's liquidity as of September 30, 2019, was $130.9 million, primarily consisting of approximately $2.9 million of cash and $128.0 million of availability under the Company’s credit facility. Subsequent to quarter end, the borrowing base of the Company's credit facility was redetermined to be $400 million. As of November 1, 2019, the Company had 11.8 million total common shares outstanding.
CONFERENCE CALL AND UPDATED INVESTOR PRESENTATION
The Company will host a conference call for investors on Thursday, November 7, 2019, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). Interested investors can listen to the call by dialing 1-877-420-2751 (U.S.) or 1-442-275-1680 (International) and requesting SilverBow’s Third Quarter 2019 Earnings Conference Call or by visiting the Company's website.
A simultaneous webcast of the call may be accessed over the internet by visiting the Company's website at www.sbow.com, clicking on “Investor Relations” and “Events and Presentations” and then clicking on the “Third Quarter 2019 Earnings Conference Call” link. The webcast will be archived for replay on the SilverBow website for 14 days. Additionally, an updated Corporate Presentation will be uploaded to the Investor Relations section of the Company's website before the conference call.
ABOUT SILVERBOW RESOURCES, INC.
SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford Shale in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com.
FORWARD-LOOKING STATEMENTS
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management's expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved.

These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements, including among other things: oil and natural gas price levels and volatility; our ability to satisfy our short- or long-term liquidity needs; our ability to execute our business strategy, including the success of our drilling and development efforts; timing, cost and amount of future production of oil and natural gas; expectations regarding future free cash flow; and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2018 and Forms 10-Q filed thereafter. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, future cash flows, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements.
All forward-looking statements speak only as of the date of this news release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company's SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors.
(Financial Highlights to Follow)

Condensed Consolidated Balance Sheets (Unaudited)
SilverBow Resources, Inc. and Subsidiaries (in thousands, except share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$2,850	$2,465
Accounts receivable, net	34,633	46,472
Fair value of commodity derivatives	20,604	15,261
Other current assets	2,683	2,126
Total Current Assets	60,770	66,324
Property and Equipment:
Property and equipment, full cost method, including $43,066 and $56,715, respectively, of unproved property costs not being amortized at the end of each period	1,193,671	986,100
Less – Accumulated depreciation, depletion, amortization & impairment	(355,574)	(284,804)
Property and Equipment, Net	838,097	701,296
Right of Use Assets	10,443	—
Fair Value of Long-Term Commodity Derivatives	7,051	4,333
Deferred Tax Asset	20,427	—
Other Long-Term Assets	4,558	5,567
Total Assets	$941,346	$777,520
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$38,951	$48,921
Fair value of commodity derivatives	898	2,824
Accrued capital costs	10,655	38,073
Accrued interest	1,157	1,513
Current lease liability	6,386	—
Undistributed oil and gas revenues	8,983	14,681
Total Current Liabilities	67,030	106,012

Long-Term Debt, Net	475,663	387,988
Non-Current Lease Liability	4,154	—
Deferred Tax Liabilities	1,706	1,014
Asset Retirement Obligations	4,265	3,956
Fair Value of Long-Term Commodity Derivatives	142	3,723
Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized, 11,865,081 and 11,757,972 shares issued, respectively, and 11,783,846 and 11,692,101 shares outstanding, respectively	119	118
Additional paid-in capital	291,754	286,281
Treasury stock, held at cost, 81,235 and 65,871 shares, respectively	(2,193)	(1,870)
Retained earnings (accumulated deficit)	98,706	(9,702)
Total Stockholders’ Equity	388,386	274,827
Total Liabilities and Stockholders’ Equity	$941,346	$777,520

Condensed Consolidated Statements of Operations (Unaudited)
SilverBow Resources, Inc. and Subsidiaries (in thousands, except per-share amounts)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Revenues:
Oil and gas sales	$72,014	$65,034

Operating Expenses:
General and administrative, net	6,247	5,486
Depreciation, depletion, and amortization	24,937	18,766
Accretion of asset retirement obligations	88	87
Lease operating costs	5,507	4,207
Workovers	93	—
Transportation and gas processing	6,782	6,138
Severance and other taxes	3,778	2,464
Total Operating Expenses	47,432	37,148

Operating Income (Loss)	24,582	27,886

Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	13,409	(13,600)
Interest expense, net	(9,435)	(7,212)
Other income (expense), net	134	226

Income (Loss) Before Income Taxes	28,690	7,300

Provision (Benefit) for Income Taxes	1,039	220

Net Income (Loss)	$27,651	$7,080

Per Share Amounts

Basic: Net Income (Loss)	$2.35	$0.61

Diluted: Net Income (Loss)	$2.35	$0.60

Weighted-Average Shares Outstanding - Basic	11,762	11,671

Weighted-Average Shares Outstanding - Diluted	11,780	11,792

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Revenues:
Oil and gas sales	$218,781	$169,134

Operating Expenses:
General and administrative, net	19,146	16,856
Depreciation, depletion, and amortization	70,771	44,994
Accretion of asset retirement obligations	257	330
Lease operating costs	15,074	12,927
Workovers	613	—
Transportation and gas processing	19,917	16,585
Severance and other taxes	11,044	8,156
Total Operating Expenses	136,822	99,848

Operating Income (Loss)	81,959	69,286

Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	34,312	(30,707)
Interest expense, net	(27,500)	(19,686)
Other income (expense), net	173	(477)

Income (Loss) Before Income Taxes	88,944	18,416

Provision (Benefit) for Income Taxes	(19,464)	549

Net Income (Loss)	$108,408	$17,867

Per Share Amounts

Basic: Net Income (Loss)	$9.24	$1.53

Diluted: Net Income (Loss)	$9.21	$1.52

Weighted-Average Shares Outstanding - Basic	11,739	11,643

Weighted-Average Shares Outstanding - Diluted	11,776	11,759

Condensed Consolidated Statements of Cash Flows (Unaudited)
SilverBow Resources, Inc. and Subsidiaries (in thousands)

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Cash Flows from Operating Activities:
Net income (loss)	$108,408	$17,867
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	70,771	44,994
Accretion of asset retirement obligations	257	330
Deferred income taxes	(19,735)	549
Share-based compensation expense	5,091	4,240
(Gain) Loss on derivatives, net	(34,312)	30,707
Cash settlement (paid) received on derivatives	16,087	(5,671)
Settlements of asset retirement obligations	(67)	(159)
Other	1,782	4,114
Change in operating assets and liabilities
(Increase) decrease in accounts receivable and other current assets	13,746	(6,533)
Increase (decrease) in accounts payable and accrued liabilities	(8,824)	(2,612)
Increase (decrease) in income taxes payable	217	—
Increase (decrease) in accrued interest	(356)	198
Net Cash Provided by (Used in) Operating Activities	153,065	88,024
Cash Flows from Investing Activities:
Additions to property and equipment	(234,859)	(163,151)
Proceeds from the sale of property and equipment	(96)	27,940
Payments on property sale obligations	(4,402)	(7,036)
Transfer of company funds from restricted cash	—	(222)
Net Cash Provided by (Used in) Investing Activities	(239,357)	(142,469)
Cash Flows from Financing Activities:
Proceeds from bank borrowings	315,000	192,300
Payments of bank borrowings	(228,000)	(141,300)
Net proceeds from issuances of common stock	—	709
Purchase of treasury shares	(323)	(418)
Payments of debt issuance costs	—	(330)
Net Cash Provided by (Used in) Financing Activities	86,677	50,961

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	385	(3,484)
Cash, Cash Equivalents and Restricted Cash, at Beginning of Period	2,465	8,026
Cash, Cash Equivalents and Restricted Cash at End of Period	$2,850	$4,542

Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest, net of amounts capitalized	$26,172	$17,620
Changes in capital accounts payable and capital accruals	$(27,905)	$54,060
Changes in other long-term liabilities for capital expenditures	$—	$(3,750)

SilverBow Resources, Inc.
Non-GAAP Financial Measures
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

We present Adjusted EBITDA attributable to common stockholders (“Adjusted EBITDA”) and Adjusted EBITDA Margin in addition to our reported net income (loss) in accordance with U.S. GAAP. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. It is also used to assess our ability to incur and service debt and fund capital expenditures. We define Adjusted EBITDA as net income (loss):

Plus (Less):

•	Depreciation, depletion and amortization;

•	Accretion of asset retirement obligations;

•	Interest expense;

•	Impairment of oil and natural gas properties;

•	Net losses (gains) on commodity derivative contracts;

•	Amounts collected (paid) for commodity derivative contracts held to settlement;

•	Income tax expense (benefit); and

•	Share-based compensation expense

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by the the sum of oil and gas sales and derivative cash settlements collected or paid. Our Adjusted EBITDA and Adjusted EBITDA Margin should not be considered alternatives to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Our Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner.

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Net Income (Loss)	$27,651	$7,080
Plus:
Depreciation, depletion and amortization	24,937	18,766
Accretion of asset retirement obligations	88	87
Interest expense	9,435	7,212
Derivative (gain)/loss	(13,409)	13,600
Derivative cash settlements collected/(paid) (1)	11,407	(4,060)
Income tax expense/(benefit)	1,039	220
Share-based compensation expense	1,752	1,566
Adjusted EBITDA	$62,900	$44,471
Total production volumes (MMcfe)	22,034	17,666
Adjusted EBITDA per Mcfe	$2.85	$2.52
Adjusted EBITDA Margin (2)	75%	73%
(1) This includes accruals for settled contracts covering commodity deliveries during the period where the actual cash settlements occur outside of the period.
(2) Adjusted EBITDA Margin equals Adjusted EBITDA divided by the sum of Oil and Gas Sales and Derivative Cash Settlements Collected or Paid.

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net Income (Loss)	$108,408	$17,867
Plus:
Depreciation, depletion and amortization	70,771	44,994
Accretion of asset retirement obligations	257	330
Interest expense	27,500	19,686
Derivative (gain)/loss	(34,312)	30,707
Derivative cash settlements collected/(paid) (1)	16,773	(6,536)
Income tax expense/(benefit)	(19,464)	549
Share-based compensation expense	5,091	4,241
Adjusted EBITDA	$175,024	$111,838
Total production volumes (MMcfe)	62,778	46,675
Adjusted EBITDA per Mcfe	$2.79	$2.40
Adjusted EBITDA Margin (2)	74%	69%
(1) This includes accruals for settled contracts covering commodity deliveries during the period where the actual cash settlements occur outside of the period.
(2) Adjusted EBITDA Margin equals Adjusted EBITDA divided by the sum of Oil and Gas Sales and Derivative Cash Settlements Collected or Paid.

Production Volumes & Pricing (Unaudited)
SilverBow Resources, Inc. and Subsidiaries

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Production volumes:
Oil (MBbl) (1)	506	155
Natural gas (MMcf)	15,958	14,732
Natural gas liquids (MBbl) (1)	507	334
Total (MMcfe)	22,034	17,666

Oil, natural gas and natural gas liquids sales:
Oil	$28,894	$11,124
Natural gas	37,040	43,697
Natural gas liquids	6,080	10,213
Total	$72,014	$65,034

Average realized price:
Oil (per Bbl)	$57.14	$71.68
Natural gas (per Mcf)	2.32	2.97
Natural gas liquids (per Bbl)	11.99	30.59
Average per Mcfe	$3.27	$3.68

(1) Oil and NGLs are converted at the rate of one barrel to six Mcfe

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Production volumes:
Oil (MBbl) (1)	1,167	473
Natural gas (MMcf)	48,274	39,081
Natural gas liquids (MBbl) (1)	1,250	793
Total (MMcfe)	62,778	46,675

Oil, natural gas and natural gas liquids sales:
Oil	$68,441	$32,202
Natural gas	131,941	115,833
Natural gas liquids	18,400	21,113
Total	$218,781	$169,148

Average realized price:
Oil (per Bbl)	$58.65	$68.09
Natural gas (per Mcf)	2.73	2.96
Natural gas liquids (per Bbl)	14.72	26.63
Average per Mcfe	$3.49	$3.62

(1) Oil and NGLs are converted at the rate of one barrel to six Mcfe

Fourth Quarter 2019 & Full Year 2019 Guidance

Guidance
	4Q 2019	FY 2019
Production Volumes:
Oil (Bbls/d)	4,600 - 4,700	4,300 - 4,400
Natural Gas (MMcf/d)	168 - 176	175 - 177
NGLs (Bbls/d)	4,850 - 4,950	4,600 - 4,700
Total Reported Production (MMcfe/d)	225 - 234	228 - 232

Product Pricing:
Crude Oil NYMEX Differential ($/Bbl)	($2.00) - ($1.00)	N/A
Natural Gas NYMEX Differential ($/Mcf)	($0.10) - ($0.04)	N/A
Natural Gas Liquids (% of WTI)	23% - 27%	N/A

Operating Costs & Expenses:
Lease Operating Expenses ($/Mcfe)	$0.23 - $0.27	$0.24 - $0.26
Transportation & Processing ($/Mcfe)	$0.31 - $0.35	$0.31 - $0.33
Production Taxes (% of Revenue)	5.0% - 6.0%	5.0% - 5.5%
Cash G&A, net ($MM)	$4.8 - $5.2	$18.5 - $19.5
DD&A Expense ($/Mcfe)	$1.12 - $1.17	$1.12 - $1.16
Cash Interest Expense ($MM)	$8.5 - $9.5	N/A